Exhibit 99.1
BluePhoenix Solutions Ltd. Reports First Quarter 2014 Results

Thursday, May 8, 2014

SEATTLE, Washington — May 8, 2014 — BluePhoenix Solutions Ltd. (NASDAQ: BPHX) today announced first quarter 2014 results with revenue of $1.9M and operating loss of ($860K) that was favorable $326K on a sequential quarter over quarter basis vs. Q4 2013.

On a non-GAAP basis, operating expenses were $1.6M and $260K favorable on a sequential quarter over quarter vs. Q4 2013.  Also, non-GAAP operating loss was ($678K) and $256K favorable vs. Q4 2013 of ($934K).

Matt Bell, Chief Executive Office and President, commented, “I am pleased to report that after a two year effort to restore BluePhoenix to a healthy condition we have moved to a more normal mode of operation.  Our pipeline is growing, we are doing more proof of concepts, and we are adding strength and experience to our management team.”

See related 8-K and 10-Q filings for additional details.

BluePhoenix will go over the following numbers during the quarterly conference call today at 4:30PM Eastern Daylight Savings Time. The call can be accessed by dialing 888-469-5316 within the United States, or via local US number 480-293-1741 if calling internationally, approximately five minutes prior to its scheduled commencement. A replay can be accessed through a link on the BluePhoenix website.

GAAP Results (in thousands US$)	Q1 2014	Q4 2013	Q1 2013
Revenue	1,871	2,042	2,198
Operating profit (loss)	(860)	(1,186)	97
Net loss	(923)	(1,437)	(600)
Loss per share, diluted*	$(0.08)	$(0.13)	$(0.06)

Non-GAAP Results (in thousands US$)	Q1 2014	Q4 2013	Q1 2013
Revenue	1,871	2,042	2,198
Operating loss	(678)	(934)	(527)
Net loss	(767)	(1,161)	(823)
Loss per share, diluted*	$(0.07)	$(0.11)	$(0.08)

Non-GAAP financial measures
The release includes non-GAAP diluted earnings per share and other non-GAAP financial measures, including non-GAAP operating income and non-GAAP net income. These non-GAAP measures exclude the following items:

•	Amortization of intangible assets;
•	Stock-based compensation;
•	Gain on sales of subsidiaries and Appbuilder;
•	Revaluation of derivatives and discount amortization;
•	Net loss from discontinued operation.

The presentation of these non-GAAP financial measures should be considered in addition to BluePhoenix’s GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. BluePhoenix’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain charges and gains that may not be indicative of BluePhoenix’s core business operating results. BluePhoenix believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing BluePhoenix’s performance. These non-GAAP financial measures also facilitate comparisons to BluePhoenix’s historical performance. BluePhoenix includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. Non-GAAP measures are reconciled to comparable GAAP measures in the table entitled “Unaudited Reconciliation of GAAP to Non-GAAP.”

About BluePhoenix Solutions
BluePhoenix Solutions Ltd. (NASDAQ: BPHX) is a legacy platform modernization provider. The BluePhoenix portfolio includes a comprehensive suite of tools and services for automated database and application migration. Leveraging over 20 years of best-practice domain expertise, BluePhoenix works closely with its customers to minimize risk and provide a clear path from legacy platforms like COBOL, Natural/Adabas and others to modern solutions like SQL, DB2, Java and more.

BluePhoenix customers come from diverse industries and vertical markets such as automotive, banking and financial services, insurance, manufacturing, and retail. BluePhoenix has six offices in the United States, United Kingdom, Italy, Romania, and Israel.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release may be deemed forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal Securities laws. You can identify these and other forward-looking statements by the use of words such as “may,” “will,” “plans,” “believes,” “estimates,” “expects,” “predicts”, “intends,”  the negative of such terms, or other comparable terminology. Because such statements deal with future events, plans, projections, or future performance of the Company, they are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s current expectations. These risks and uncertainties include but are not limited to: the effects of the global economic and financial trends; market demand for the Company’s products; successful implementation of the Company’s products; changes in the competitive landscape, including new competitors or the impact of competitive pricing and products; and such other risks and uncertainties as identified in BluePhoenix’s most recent Annual Report on Form 10-K and other reports filed by it with the SEC. Except as otherwise required by law, BluePhoenix undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  This press release is also available at www.bphx.com. All names and trademarks are their owners’ property.

Company Contact:

Rick Rinaldo, CFO
BluePhoenix Solutions
www.bphx.com
rrinaldo@bphx.com

BluePhoenix Solutions Ltd.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2014	2013
	Unaudited	Audited
ASSETS
Current Assets:

Cash and cash equivalents	$871	$2,592
Restricted cash	12	35
Trade accounts receivable, net	2,469	1,960
Other current assets	310	239

Total Current Assets	3,662	4,826

Non-Current Assets:

Property and equipment, net	288	287
Goodwill	12,501	12,501

Total Non-Current Assets	12,789	12,788

TOTAL ASSETS	$16,451	$17,614

LIABILITIES AND EQUITY

Current Liabilities:

Short-term bank credit and others	$40	$40
Trade accounts payable	902	886
Deferred revenues	394	719
Other current liabilities	754	902

Total Current Liabilities	2,090	2,547

Non-Current Liabilities

Accrued severance pay, net	276	290
Loans from others	162	162
Derivative liabilities - warrants	285	311

Total Non-Current Liabilities	723	763

Total Equity	13,638	14,304

TOTAL LIABILITIES AND EQUITY	$16,451	$17,614

BluePhoenix Solutions Ltd.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended
	March 31,
	2014	2013
	Unaudited

Revenue	$1,871	$2,198
Cost of revenue	982	1,090
Gross profit	889	1,108

Research and development costs	335	347
Selling, general and administrative expenses	1,414	1,509
Less: Gain on sales of subsidiaries and Appbuilder	-	845

Total operating expenses	1,749	1,011

Operating profit (loss)	(860)	97

Financial income (expense), net	30	(73)

Profit (loss) before taxes	(830)	24

Taxes on income	18	48

Net loss from continued operation	(848)	(24)

Net loss from discontinued operation	-	399
Net loss	(848)	(423)

Net result attributed to noncontrolling interests	75	177

Loss attributed to BluePhoenix shareholders	$(923)	$(600)
Loss per share:
From continued operation- basic and diluted	$(0.08)	$(0.02)
From discontinued operation- basic and diluted	-	$(0.04)
Attributed to the shareholders	$(0.08)	$(0.06)
Shares used in per share calculation:
Basic and diluted	11,416	10,659

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share data)

	Three months ended
	March 31,
	2014	2013
	Unaudited

GAAP gross profit	$889	$1,108

Amortization of intangible assets	-	73
Non-GAAP gross profit	$889	$1,181

GAAP operating loss	$(860)	$97

Amortization of intangible assets	-	73
Stock-based compensation	182	148
Less: Gain on sales of subsidiaries and Appbuilder	-	845
Non-GAAP operating loss	$(678)	$(527)

GAAP net loss attributed to BluePhoenix	$(923)	$(600)

Amortization of intangible assets	-	73
Stock-based compensation	182	148
Less: Gain on sales of subsidiaries and Appbuilder	-	845
Revaluation of derivatives and discount amortization	(26)	2
Net loss from discontinued operation	-	399
Non-GAAP net loss attributed to BluePhoenix	$(767)	$(823)

Shares used in diluted earnings per share calculation	11,416	10,659

Non - GAAP diluted loss per share	$(0.07)	$(0.08)

BluePhoenix Solutions Ltd.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended
	March 31,
	2014	2013
	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(848)	$(423)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	38	127
Decrease in accrued severance pay, net	(14)	(9)
Stock–based compensation	182	148
Change in fair value of derivatives	(26)	2
Gain on sales of subsidiaries and Appbuilder	-	473
Changes in operating assets and liabilities:
Decrease (increase) in trade receivables	(509)	148
Increase in other current assets	(48)	(102)
Increase (decrease) in trade payables	16	(178)
Decrease in other current liabilities and deferred revenues	(473)	(368)

Net cash used in operating activities	(1,682)	(1,128)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(39)	(6)
Proceeds from sales of subsidiaries and Appbuilder	-	800

Net cash provided by (used in) investing activities	(39)	794

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term bank credit and convertible notes, net	-	(121)

Net cash used in financing activities	-	(121)

NET CASH DECREASE IN CASH AND CASH EQUVIALETS	(1,721)	(455)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,592	2,560
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$871	$2,105